Exhibit 5.1

                                   October 30, 1995

LUNAR Corporation
313 West Beltline Highway
Madison, WI  53713

     Re:  LUNAR Corporation -- 750,000 Shares of
          Common Stock, par value $.01 per share

Ladies and Gentlemen:

     I am Corporate General Counsel of LUNAR Corporation, a Wisconsin corporation (the "Company"). I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 750,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company in connection with the Lunar Corporation Amended and Restated Stock Option Plan (the "Plan").

     I am also familiar with the Articles of Amendment and Restated Articles of Incorporation, the By-laws of the Company and the proceedings to date with respect to the proposed issuance and sale of the Shares. In this connection, I have examined originals or copies of originals certified to my satisfaction, of such documents, certificates and records, have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for the opinions set forth herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Wisconsin.

     2. The Shares will, when certificates representing the Shares shall have been duly executed, countersigned and registered and delivered against receipt by the Company of the consideration provided in the Plan, be legally issued, fully paid and nonassessable, except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law.

     This opinion is limited to the laws of the State of Wisconsin.   I do not
find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.



                                   Yours very truly,

                                   Carl E. Gulbrandsen

                                   Carl E. Gulbrandsen
                                   Corporate General Counsel